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                                                                    Exhibit 8
                                                                    ---------


                                  August 16, 1996

HomeSide, Inc.
7301 Baymeadows Way
Jacksonville, FL 32256

Ladies and Gentlemen:

         We have acted as counsel to HomeSide, Inc., a Delaware corporation (the "Company"), in connection with the offer to exchange under the Securities Act of 1933, as amended, $1,000 in principal amount of 11 1/4% Series B Senior Secured Second Priority Notes due 2003 (the "Exchange Notes") for each $1,000 in principal amount of outstanding 11 1/4% Senior Secured Second Priority Notes due 2003 (the "Initial Notes"), up to an aggregate of $200,000,000, pursuant to a Registration Statement on Form S-4 (File No. 333-06737) filed with the Securities and Exchange Commission (the "Registration Statement"). The Exchange Notes are being issued pursuant to an Indenture in the form filed as an Exhibit to the Registration Statement.

         As such counsel, we have examined such documents as we have deemed necessary as a basis for the opinions hereinafter expressed. Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that the description under the heading "Income Tax Considerations" in the Registration Statement fairly describes, subject to the assumptions and qualifications set forth therein, the material United States federal income tax consequences to holders of the Initial Notes and the Exchange Notes resulting from the exchange of the Initial Notes for the Exchange Notes and the ownership and disposition of the Exchange Notes under currently applicable law.

         We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement, and to the reference to us under the heading "Income Tax Considerations" therein.

                                           Very truly yours,

                                           /s/ Hutchins, Wheeler & Dittmar



                                           HUTCHINS, WHEELER & DITTMAR
                                           A Professional Corporation